As filed with the Securities and Exchange Commission on March 3, 2000


                               FILE NO. 811-09049

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM N-1A
                             REGISTRATION STATEMENT
                 UNDER THE INVESTMENT COMPANY ACT OF 1940   [X]
                                AMENDMENT NO.  5


                        (CHECK APPROPRIATE BOX OR BOXES)

                     MERCURY ASSET MANAGEMENT MASTER TRUST
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                P.O. BOX 9011, PRINCETON, NEW JERSEY 08543-9011
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                 (888) 763-2260
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                JEFFREY M. PEEK
                                    BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

Copies to:

Counsel for the Trust:


JOEL H. GOLDBERG, Esq.                     and              ROBERT E. PUTNEY, III, Esq.
Swidler Berlin Shereff Friedman, LLP                        P.O. Box 9011
The Chrysler Building                                       Princeton, New Jersey 08543-9011
405 Lexington Avenue
New York, New York 10174

                                EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.


      This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Parts A and B of Amendment No. 4 to the Registrant's Registration Statement, dated October 26, 1999, which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master U.S. Small Cap Growth Portfolio, are incorporated by reference into this Amendment No. 5 to the Registrant's Registration Statement.

                               TABLE OF CONTENTS

PART A. INFORMATION REQUIRED IN A PROSPECTUS

ITEM 1.  FRONT AND BACK COVER PAGES .......................................    *

ITEM 2.  RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE ..........    *

ITEM 3.  RISK/RETURN SUMMARY: FEE TABLE ...................................    *

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
         AND RELATED RISKS ................................................    2

ITEM 5.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE ......................    *

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE ..................    9

ITEM 7.  SHAREHOLDER INFORMATION ..........................................   11

ITEM 8.  DISTRIBUTION ARRANGEMENTS ........................................   14

ITEM 9.  FINANCIAL HIGHLIGHTS INFORMATION .................................    *

PART B. INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 10. COVER PAGE .......................................................    1

ITEM 11. TRUST HISTORY ....................................................    2

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS .......    2

ITEM 13. MANAGEMENT OF THE REGISTRANT .....................................   17

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES ..............   19

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES ...........................   20

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES .........................   22

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES ...............................   23

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES ...................   24

ITEM 19. TAXATION OF THE TRUST ............................................   26

ITEM 20. UNDERWRITERS .....................................................   28

ITEM 21. CALCULATION OF PERFORMANCE DATA ..................................   28

ITEM 22. FINANCIAL STATEMENTS .............................................   29

PART C. OTHER INFORMATION

ITEM 23. EXHIBITS .........................................................  C-1

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT ....  C-3

ITEM 25. INDEMNIFICATION ..................................................  C-3

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER .............  C-5

ITEM 27. PRINCIPAL UNDERWRITERS ........................................... C-10

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS ................................. C-10

ITEM 29. MANAGEMENT SERVICES .............................................. C-11

ITEM 30. UNDERTAKINGS ..................................................... C-11

* Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

                    Mercury Master Global Balanced Portfolio

                                     PART A

      Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. - INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED RISKS.


      Mercury Asset Management Master Trust (the "Trust") is a no-load, open-end management investment company which was organized as a Delaware business trust on April 23, 1998. Mercury Master Global Balanced Portfolio (the "Portfolio") is a series of the Trust. The Portfolio is a diversified investment company. There can, of course, be no assurance that the investment objectives of the Portfolio will be achieved.


INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES.

      The Portfolio's main objective is a combination of long-term capital growth and current income. The Portfolio invests in a mix of stocks and high quality bonds of issuers located in the U.S. and other developed countries. The Portfolio's neutral position consists of approximately 60% of its portfolio in stocks and 40% in bonds, although the Portfolio may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions.


      In selecting equity securities, the Portfolio emphasizes those securities that Portfolio management believes are undervalued or have good prospects for earnings growth. Equity securities consist of:


      -     Common Stock

      -     Preferred Stock

      -     Securities Convertible into Common Stock

      - Derivative securities, such as options (including warrants) and futures, the value of which is based on a common stock or group of common stocks.


      A company's stock is considered to be undervalued when the stock's current price is less than what Portfolio management believes a share of the company is worth. Portfolio management feels a company's worth can be assessed by several factors such as:


      -     financial resources

      -     value of assets

      -     sales and earnings growth

      -     product development

      -     quality of management

      -     overall business prospects

      A company's stock may become undervalued when most investors fail to perceive the company's strengths in one or more of these areas. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Portfolio's evaluation of the prospects for a company's industry or market sector is an important factor in evaluating a particular company's earnings prospects. The Portfolio also allocates investments to developed countries that Portfolio management believes, based on an evaluation of economic, political and social factors, present good prospects for overall economic growth. Current income from dividends and interest will not be an important consideration in selecting equity securities. The Portfolio may invest in companies of any size, but tends to focus on medium and large companies.

      In selecting bonds, Portfolio management considers, among other things, the yield a bond provides and whether the issuer of the bond has the ability to pay the interest and repay the principal. Portfolio management will evaluate the financial strengths and the creditworthiness of bond issuers in determining the potential risks and benefits of an investment. The Portfolio will choose bonds of various types, maturities and issuers based on its assessment of general market and economic conditions. The Portfolio limits its investments to bonds rated at least A by Moody's Investors Services, Inc., Standard & Poor's, and/or Fitch IBCA, Inc. or if unrated, considered by Portfolio management to be of comparable quality. Of these, at least 80% will be rated AA/Aa or higher, or if unrated, considered by Portfolio management to be of comparable quality. The Portfolio's bond investments can have any maturity, and there are no limits on the average maturity of the bond portion of the Portfolio's portfolio.

      Bonds will include debt issued by the following types of entities:

      -     U.S. government and its agencies

      - Governments (including foreign states, provinces and municipalities) in other developed countries and their agencies

      -     Supranational organizations (e.g., World Bank)

      -     Corporations located in the U.S. and other developed countries.


      The Portfolio may also invest in asset-backed securities, including mortgage-backed securities and stripped securities. The portion of the Portfolio's bond portfolio that is not denominated in U.S. dollars normally will be hedged into U.S. dollars in an effort to reduce the effect of currency fluctuations on the bond portion's performance. The Portfolio is not required to hedge and may choose not to do so.

      The Portfolio invests only in securities of governmental or private issuers located in countries that are included in either the MCSI World Index or the Salomon Smith Barney World Government Bond Index. The Portfolio will invest in part based on the Portfolio's evaluation of a country's economic, political and social factors.

      The Portfolio may invest in derivatives for a variety of portfolio management purposes, including to hedge (protect against price movements) or to enable it to reallocate its investments more quickly than it could by buying and selling the underlying securities.

      The Portfolio considers an issuer to be "located" in the country where:

      -     It is legally organized, or

      -     The primary trading market for its securities is located, or

      - At least 50% of the company's (and its subsidiaries') non-current assets, capitalization, gross revenues or profits have been located during one of the last two fiscal years.

      The Portfolio has no stated minimum holding period for investments, and will buy or sell securities and other assets whenever Portfolio management sees an appropriate opportunity. The Portfolio does not consider potential tax consequences to investors when it sells securities.

      The Portfolio will normally invest almost all of its assets as described above. The Portfolio may, however, invest in short-term instruments, such as money market securities and repurchase agreements, to meet redemptions. The Portfolio may also reduce its exposure to equity securities and longer term bonds by investing without limit in short-term investments, high quality bonds or derivatives, when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of an interest in the Portfolio and may reduce the level of current income. Therefore, the Portfolio may not achieve its investment objective.


      The Portfolio may use many different strategies and it has certain investment restrictions all of which are explained in Part B of this Registration Statement.


INVESTMENT RISKS.

      This section contains a summary discussion of the general risks of investing in the Portfolio. As with any mutual fund, there can be no guarantee that the Portfolio will meet its goals, or that the Portfolio's performance will be positive over any period of time.


      Market and Selection Risk

      Market risk is the risk that the stock or bond markets in one or more countries in which the Portfolio invests will go down in value, including the possibility that one or more markets will go down sharply and unpredictably. Selection risk is the risk that the investments that Portfolio management selects will underperform the stock or bond markets or other funds with similar investment objectives and investment strategies.

      Credit Risk.

      Credit risk is the risk that the issuer will be unable to pay interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

      Interest Rate Risk.

      Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Portfolio can hold bonds of any maturity. As a result, if the Portfolio invests a large amount in long-term bonds, the Portfolio's value could change significantly in response to a relatively small change in interest rates. Stripped securities may be highly sensitive to changes in interest rates.

      Liquidity, Information and Valuation Risks.


      Certain securities, including securities of small companies and "restricted securities" may be illiquid or volatile, making it difficult or impossible to sell them at the time and at the price that the Portfolio would like. Restricted securities have contractual or legal restrictions on their resale and include "private placement" securities that the Portfolio may buy directly from the issuer. Also, important information about certain companies, securities or the markets in which they trade may be inaccurate or unavailable. It may be difficult to value accurately these types of securities. Certain derivatives may be subject to these risks as well.


      Foreign Government Debt.

      The Portfolio may invest in debt securities issued or guaranteed by foreign governments (including foreign states, provinces and municipalities) or their agencies. Investments in these securities subject the Portfolio to the risk that a government entity may delay or refuse to pay interest or repay principal on its debt for various reasons, including cash flow problems, insufficient foreign currency reserves, political considerations, or the relative size of its debt position to its economy. If a government entity defaults, it may ask for more time in which to pay or for further loans. There may be no bankruptcy proceeding that the Portfolio can use to collect payments on debt securities that a government entity has not repaid.

      Asset-Backed Securities.

      Like traditional fixed-income securities, the value of asset-backed securities typically increases when interest rates fall and decreases when interest rates rise. Certain asset-backed securities may also be subject to the risk of prepayment. In a period of declining interest rates, borrowers may pay what they owe on the underlying assets more quickly than anticipated. Prepayment reduces the yield to maturity and the average life of the asset-backed securities. In addition, when the Portfolio reinvests the proceeds of a prepayment it may receive a lower interest rate than the interest rate on the security that was prepaid. In a period of rising interest rates, prepayments may occur at a slower rate than expected. As a result, the average maturity of the Portfolio's portfolio will increase. The value of long-term securities generally changes more widely in response to changes in interest rates than shorter-term securities. Stripped asset-backed securities may be highly sensitive to changes in interest rates and rates of prepayment.

      Mortgage-Backed Securities.

      Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Portfolio has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

      Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other debt securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities. Stripped mortgage-backed securities may be highly sensitive to changes in interest rates and rates of prepayment.

      Currency Hedging Risk.

      Portfolio management may use currency hedges in an effort to reduce the effect of currency fluctuations on the performance of the bond portion of the Portfolio's portfolio. The Portfolio's currency hedges may not be effective or cost efficient and can limit the potential for growth in the value of the Portfolio's interests. There is also a risk that the desired currency hedges will not be available due to market or regulatory factors. They are also subject to the risk that the counterparty will be unable to honor its financial obligations to the Portfolio. The Portfolio is not required to hedge any part of its portfolio and may choose not to do so.


      European Economic and Monetary Union ("EMU").

      A number of European countries have entered into EMU in an effort to reduce barriers between themselves and eliminate fluctuations in their currencies. EMU established a single European currency (the "euro"), which was introduced on January 1, 1999 and is expected to replace the existing national currencies of all initial EMU participants by July 1, 2002. Certain securities (beginning with government and corporate bonds) were redenominated in the euro. These securities trade and make dividend and other payments only in euros. Like other investment companies and business organizations, including the companies in which the Portfolio invests, the Portfolio could be adversely affected:


            - If the transition to euro, or EMU as a whole, does not continue to proceed as planned.

            -     If a participating country withdraws from EMU.



      Other Foreign Security Risks.

            - The value of the Portfolio's non-U.S. holdings (and hedging transactions in foreign currencies) will be affected by changes in currency exchange rates.

            - The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions.

            - The Portfolio's non-U.S. securities holdings may be adversely affected by U.S. or foreign government action.

            - International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect the Portfolio's non-U.S. holdings.

            - The Portfolio may be able to invest in certain small non-U.S. markets only by investing in another fund that in turn invests in those markets. It may cost the Portfolio more to buy shares of these funds than it would to buy the non-U.S. securities directly.

            - Non-U.S. markets have different clearance and settlement procedures, and in certain markets settlements may be unable to keep pace with the volume of securities transactions which may cause delays. This means that the Portfolio's assets may be uninvested and not earning returns. The Portfolio may miss investment opportunities or be unable to dispose of a security because of these delays.

      Derivatives.


      The Portfolio may also use instruments referred to as "derivatives." Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the S&P 500 or the prime lending rate). Derivatives may allow the Portfolio to increase or decrease its level of risk exposure more quickly and efficiently than transactions in other types of instruments. Derivatives, however, are volatile and involve significant risks, including many of the risks described above. Derivatives may not always be available or cost efficient. If the Portfolio invests in derivatives, the investments may not be effective as a hedge against price movements and can limit potential for growth in the value of an interest in the Portfolio. Other risks include:


            - Credit risk -- the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Portfolio.

            - Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

            - Leverage risk -- the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

            - Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

            - Index risk -- If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Portfolio could receive lower interest payments or experience a reduction in the value of the derivative to below what the Portfolio paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

      The Portfolio may use the following types of derivative instruments: futures, forwards, options, asset-backed securities, stripped securities, indexed and inverse securities and swaps.

      Borrowing and Leverage.


      The Portfolio may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of the Portfolio's interests and in the yield on the Portfolio's investments. Borrowing will cost the Portfolio interest expense and other fees. These costs of borrowing may reduce the Portfolio's return. Certain securities that the Portfolio buys may create leverage, including, for example, derivative securities.


      Convertible Securities.

      Convertible securities, including bonds and preferred stock, are convertible into common stock. As a result of the conversion feature, the interest or dividend rate on a convertible security is generally less than would be the case if the security were not convertible. The value of a convertible security will be affected both by its stated interest or dividend rate and the value of the underlying common stock. Therefore, its value will be affected by the factors that affect both debt securities (such as interest rates) and equity securities (such as stock market movements generally). Some convertible securities might require the Portfolio to sell the securities back to the issuer or a third party at a time that is disadvantageous to the Portfolio.


PART B

      If you would like further information about the Portfolio, including how it invests, please see Part B.


ITEM 6. - MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE.

INVESTMENT ADVISER.


      Mercury Asset Management International Ltd. manages the Portfolio's investments under the overall supervision of the Board of Trustees of the Mercury Asset Management Master Trust. The Investment Adviser and its affiliates have the responsibility for making all investment decisions for the Portfolio.

      Mercury and its affiliates manage portfolios with over $550 billion in assets (as of January 2000) for individuals and institutions seeking investments worldwide. This amount includes assets managed for its affiliates. The advisory agreement between the Trust on behalf of the Portfolio and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions.

      The Investment Adviser is paid at the rate of 0.60% of the Portfolio's average daily net assets.


      Fund Asset Management, L.P., an affiliate of Mercury, may manage all or a portion of the Portfolio's daily cash assets, to the extent not managed by Mercury. The Portfolio does not pay any incremental fee for this service, although Mercury may make payments to Fund Asset Management, L.P.

      The equity portion of the Portfolio's portfolio is managed by Mercury's Global Equity Team, all of whose members participate in the team's research process and stock selection. The senior investment professionals in this group, which has managed the equity portion of the Portfolio's portfolio since the Portfolio started operations, include:


      Gary Lowe, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1992. Mr. Lowe, head of the Global Equity Team, is primarily responsible for the day-to-day management of the equity portion of the Portfolio's portfolio. With guidance from Mercury's Central Strategy Group (of which he is also a member), Mr. Lowe is also responsible for determining the allocation of the Portfolio's assets between equity securities and bonds.

      Claus Anthon, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1982.

      Peter Kaye has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1994.

      Charles Prideaux, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1988.

      Manraj Sekhon has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1994.



      The bond portion of the Portfolio's portfolio is managed by Mercury's Global Fixed-Income Team, all of whose members participate in the team's research process and bond selection. The senior investment professionals in this group, which has managed the bond portion of the Portfolio's portfolio since the Portfolio started operations, include:


      Rupert Watson, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1998 and was employed by the Bank of England from 1994 to 1997. Mr. Watson is primarily responsible for the day-to-day management of the bond portion of the Portfolio's portfolio.

      Peter Geikie-Cobb, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1992.

      Neil Lupton, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1990.

      Roderick Paris, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1984.

      Stephen Yardley, Director of Mercury Asset Management, has been employed as an investment professional by the Investment Adviser or its Mercury affiliates since 1992.


CAPITAL STOCK.

      Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or the Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or the Portfolio available for distribution to investors.


      The Trust is organized as a Delaware business trust and currently consists of twenty-seven Portfolios. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in the Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Portfolio. The Trust reserves the right to create and issue interests in additional Portfolios.


      Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in the Portfolio at net asset value on any day on which the New York Stock Exchange is open.

ITEM 7. - SHAREHOLDER INFORMATION.

PRICING.


      The Portfolio calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (the "Exchange") is open after the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining the price of an interest in the Portfolio is the one calculated after the purchase or redemption order is placed. The net asset value is determined by deducting the amount of the Portfolio's total liabilities from the value of its total assets. Net asset value is generally calculated by valuing each security at its closing price for the day. Many of the Portfolio's investments are traded on non-U.S. securities exchanges that close many hours before the New York Stock Exchange. Events that could affect securities prices that occur between these times normally are not reflected in the Portfolio's net asset value. Non-U.S. securities sometimes trade on days that the Exchange is closed. As a result, the Portfolio's net asset value may change on days when an investor will not be able to purchase or redeem the Portfolio's interests. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

      Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading. The value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of 15 minutes after the close of business of the New York Stock Exchange on the next day the Portfolio calculates its net asset value.


PURCHASE OF SECURITIES.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

      The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEMPTION.


      An investor in the Trust may withdraw all or a portion of its investment in the Portfolio on any day the Exchange is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in the Portfolio of the Trust may not be transferred.


TAX CONSEQUENCES.

      Under the anticipated method of operation of the Portfolio, the Portfolio will be treated as a separate partnership for tax purposes and, thus, will not be subject to any income tax. Based upon the status of the Portfolio as a partnership, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder.


      It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio that is a regulated investment company will be able to satisfy the requirements of Subchapter M of the Code assuming that the investor has invested all of its assets in the Portfolio.


A NOTE ABOUT YEAR 2000:


      As the year 2000 began, there were few problems caused by the inability of certain computer systems to tell the difference between the year 2000 and the year 1900 (commonly known as the "Year 2000 Problem"). It is still possible that some computer systems could malfunction in the future because of the Year 2000 Problem or as a result of actions taken to address the Year 2000 Problem. Portfolio management does not anticipate that its services or those of the Portfolio's other service providers will be adversely affected, but Portfolio management will continue to monitor the situation. If malfunctions related to the Year 2000 Problem do arise, the Portfolio and its investments could be negatively affected.

ITEM 8. - DISTRIBUTION ARRANGEMENTS.


      Investments in the Portfolio will be made without a sales charge. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each day the Exchange is open for trading.


      The Trust's placement agent is Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc.

                    Mercury Master Global Balanced Portfolio

                                     PART B

      Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

ITEM 10.


      Mercury Master Global Balanced Portfolio (the "Portfolio") is a series of Mercury Asset Management Master Trust (the "Trust"). This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Portfolio, dated March 3, 2000 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling the Trust at 1-888-763-2260, or by writing to Mercury Asset Management Master Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information has been incorporated by reference into the Prospectus. The Portfolio's audited financial statements are incorporated in this Statement of Additional Information by reference to its 1999 annual report to shareholders. The financial statements which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio and Mercury Master Gold and Mining Portfolio are incorporated in this Statement of Additional Information by reference to their 1999 annual reports and November 1999 semi-annual reports to shareholders. In addition, the financial statements which relate to the Mercury Master U.S. Small Cap Growth Portfolio are incorporated by reference to its November 1999 semi-annual report to shareholders. You may request copies of the annual and semi-annual reports at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. on any business day. In addition, the Prospectus and Statement of Additional Information included in Amendment No.4 to the Registrant's Registration Statement, dated October 26, 1999, which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio, Mercury Master Gold and Mining Portfolio and Mercury Master U.S. Small Cap Growth Portfolio, are incorporated by reference into this Statement of Additional Information.

    The date of this Statement of Addition Information is March 3, 2000.

ITEM 11. - TRUST HISTORY.


      The Trust is a Delaware business trust organized on April 23, 1998. The Trust consists of twenty-seven series, one of which is the Portfolio.


ITEM 12. - DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

INVESTMENT OBJECTIVES, STRATEGIES AND RISKS.


      The investment objective of the Portfolio is a combination of long-term capital growth and current income. This is a fundamental policy and cannot be changed without shareholder approval. The Portfolio tries to achieve its goal by investing in a mix of stocks and high quality bonds of issuers located in the U.S. and other developed countries. The Portfolio's neutral position consists of approximately 60% of its portfolio in stocks and 40% in bonds, although the Portfolio may vary each of these percentages up to 15% in either direction based on its view of current economic and market conditions.

      The Portfolio is a diversified, open-end, management investment company. The investment objective and policies are described in more detail in Part A. There can be no guarantee that the Portfolio's investment objective will be realized.


      The equity portion of the Portfolio's portfolio will invest only in companies located in countries that comprise the MSCI World Index. As of the date of this Part B, the countries that comprise the Index are Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The bond portion will invest only in securities of governmental or private issuers located in countries that comprise the Salomon Smith Barney World Government Bond Index. As of the date of this Part B, the countries that comprise the Index are Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, Portugal, Spain, Sweden, Switzerland, the United Kingdom and the United States. The composition of both indices is subject to change.


      For purposes of the Portfolio's policies to invest in the U.S. and other developed countries, an issuer ordinarily will be considered to be located in the country under the laws of which it is organized or where the primary trading market of its securities is located. The Portfolio, however, may consider a company to be located in a country, without reference to its domicile or to the primary trading market of its securities, when at least 50% of its non-current assets, capitalization, gross revenues or profits in any one of the two most recent fiscal years represents (directly or indirectly through subsidiaries) assets or activities located in such country. The Portfolio also may consider closed-end investment companies to be located in the country or countries in which they primarily make their portfolio investments.

      While it is the policy of the Portfolio generally not to engage in trading for short-term gains, Mercury Asset Management International Ltd. ("Mercury International" or the "Investment Adviser") will effect portfolio transactions without regard to a holding period if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions.

      The U.S. Government has from time to time in the past imposed restrictions, through taxation and otherwise, on non-U.S. investments by U.S. investors such as the Portfolio. If such restrictions should be reinstated, it might become necessary for the Portfolio to invest all or substantially all of its assets in U.S. securities. In such event, the Portfolio would review its investment objective or fundamental policies to determine whether changes are appropriate. Any changes in the investment objective or fundamental policies set forth under "Investment Restrictions" below would require the approval of the holders of a majority of the Portfolio's outstanding voting securities.

      The Portfolio's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Under present conditions, the Investment Adviser does not believe that these considerations will have any significant effect on its portfolio strategy, although there can be no assurance in this regard.

      The Portfolio may invest in the securities of non-U.S. issuers in the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") or other securities convertible into securities of non-U.S. issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. However, they would generally be subject to the same risks as the securities into which they may be converted (as more fully described in Part A and below). ADRs are receipts typically issued by a U.S. bank or trust company that evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs are receipts issued in Europe that evidence a similar ownership arrangement. GDRs are receipts issued throughout the world that evidence a similar ownership arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradeable both in the United States and Europe and are designed for use throughout the world. The Portfolio may invest in unsponsored ADRs, EDRs and GDRs. The issuers of unsponsored ADRs, EDRs and GDRs are not obligated to disclose material information in the United States, and therefore, there may be no correlation between such information and the market value of such securities.

      The Portfolio's investment objective and policies are described in Part A. Certain types of securities in which the Portfolio may invest and certain investment practices that the Portfolio may employ are discussed more fully below.

      International Investing. International investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the existence or possible imposition of exchange controls or other U.S. or non-U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the Portfolio will invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect investments in those countries. In addition, certain non-U.S. investments may be subject to non-U.S. withholding taxes. As a result, management of the Portfolio may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular country.


      For a number of years, certain European countries have been seeking economic unification that would, among other things, reduce barriers between countries, increase competition among companies, reduce government subsidies in certain industries, and reduce or eliminate currency fluctuations among these European countries. The Treaty on European Union (the "Maastricht Treaty") set out a framework for the European Economic and Monetary Union ("EMU") among the countries that comprise the European Union ("EU"). EMU established a single common European currency (the "euro") that was introduced on January l, 1999 and is expected to replace the existing national currencies of all EMU participants by July 1, 2002. EMU took effect for the initial EMU participants on January 1, 1999. Certain securities issued in participating EU countries (beginning with government and corporate bonds) were redenominated in the euro, and are listed, are traded, and make dividend and other payments only in euros.

      No assurance can be given that the EMU will continue to proceed as planned, that the changes planned for the EU can be successfully implemented, or that these changes will result in the economic and monetary unity and stability intended. There is a possibility that EMU will not be completed, or will be completed but then partially or completely unwound. Because any participating country may opt out of EMU within the first three years, it is also possible that a significant participant could choose to abandon EMU, which would diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of the participants' national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the European markets, an undermining of European economic stability, the collapse or slowdown of the drive toward European economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of EMU. Also, withdrawal from EMU by an initial participant could cause disruption of the financial markets as securities redenominated in euros are transferred back into that country's national currency, particularly if the withdrawing country is a major economic power. Such developments could have an adverse impact on the Portfolio's investments in Europe generally or in specific countries participating in EMU. Gains or losses resulting from the euro conversion may be taxable to the Portfolio's interestholders under foreign or, in certain limited circumstances, U.S. tax laws.


      Many of the securities held by the Portfolio will not be registered in the U.S. with the Commission nor will the issuers thereof be subject to the Commission's reporting requirements. Accordingly, there may be less publicly available information about a non-U.S. company than about a U.S. company, and non-U.S. companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject.


      Non-U.S. financial markets, while generally growing in trading volume, typically have substantially less volume than U.S. markets, and securities of many non-U.S. companies are less liquid and their prices more volatile than securities of comparable domestic companies. The non-U.S. markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Further, satisfactory custodial services for investment securities may not be available in some countries having smaller capital markets, which may result in the Portfolio incurring additional costs and delays in transporting and custodying such securities outside such countries. Delays in settlement could result in temporary periods when assets of the Portfolio are uninvested and no return is earned thereon and could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems either could result in losses to the Portfolio due to subsequent declines in value of the portfolio security or, if the Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser. Brokerage commissions and other transaction costs on non-U.S. securities exchanges are generally higher than in the United States. In some non-U.S. countries there is less governmental supervision and regulation of exchanges, brokers and issuers than there is in the United States.

      A number of non-U.S. countries have authorized the formation of closed-end investment companies to facilitate indirect foreign investment in their capital markets. In accordance with the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Portfolio may invest up to 10% of its total assets in securities of closed-end investment companies, not more than 5% of which may be invested in any one such company. This restriction on investments in securities of closed-end investment companies may limit opportunities for the Portfolio to invest indirectly in certain smaller capital markets. Shares of certain closed-end investment companies may at times be acquired only at market prices representing premiums to their net asset values. If the Portfolio acquires shares in closed-end investment companies, interestholders would bear both their proportionate share of expenses in the Portfolio (including investment advisory fees) and, indirectly, the expenses of such closed-end investment companies. The Portfolio also may seek, at its own cost, to create their own investment entities under the laws of certain countries.

      In some countries, banks or other financial institutions may constitute a substantial number of the leading companies or companies with the most actively-traded securities. The Investment Company Act limits the Portfolio's ability to invest in any equity security of an issuer that, in its most recent fiscal year, derived more than 15% of its revenues from "securities related activities" as defined by the rules thereunder. These provisions may restrict the Portfolio's investments in certain foreign banks and other financial institutions.

      As described above, the Portfolio may invest outside the U.S. The securities markets of many countries have at times in the past moved relatively independently of one another due to different economic, financial, political and social factors. When such lack of correlation or negative correlation in movements of these securities markets occurs, it may reduce risk for the Portfolio's portfolio as a whole. This negative correlation also may offset unrealized gains the Portfolio has derived from movements in a particular market. To the extent the various markets move independently, total portfolio volatility is reduced when the various markets are combined into a single portfolio. Of course, movements in the various securities markets may be offset by changes in foreign currency exchange rates, where the different markets are denominated in different currencies. Exchange rates frequently move independently of securities markets in a particular country. As a result, gains in a particular securities or commodities market may be affected by changes in exchange rates.

      Debt Securities. The Portfolio may hold convertible and non-convertible debt securities, and preferred securities. The Portfolio may hold debt securities in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development), asset-backed securities, including mortgage-backed securities, and stripped securities. These debt securities may have any maturity. The Portfolio limits its investments to bonds rated at least A by Moody's Investors Services, Inc., Standard & Poor's and/or Fitch IBCA, Inc. or if unrated, considered by Portfolio management to be of comparable quality. Of these, at least 80% will be rated AA/Aa or higher, or if unrated, considered by Portfolio management to be of comparable quality. The Investment Adviser considers ratings as one of several factors in its independent credit analysis of issuers.

      Debt securities are subject to interest rate and credit risk. Interest rate risk is the risk that when interests rates go up, the value of debt instruments generally goes down. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than shorter term securities. Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

      Convertible Securities. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

      The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in non-convertible form.

      In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security and the potential capital appreciation that is offered by the underlying common stock.

      Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Portfolio are denominated in U. S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to a convertible security denominated in a currency different from that of the underlying equity security, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security.

      Apart from currency consideration, the value of a convertible security is influenced by both the yield of non-convertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

      To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security.

      Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Portfolio is called for redemption, the Portfolio will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

      Sovereign Debt. The Portfolio may invest a significant portion of its assets in debt obligations ("sovereign debt") issued or guaranteed by foreign governments (including foreign states, provinces and municipalities) of developed countries or their agencies and instrumentalities ("governmental entities"). Investment in sovereign debt may involve a high degree of risk that the governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. In certain countries, governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

      Holders of sovereign debt, including the Portfolio, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which a governmental entity has defaulted may be collected in whole or in part.

      The Portfolio may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Portfolio may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

      Asset-Backed Securities. Asset-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying assets (such as credit card receivables) are passed through to the Portfolio. The value of the asset-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed-income securities because of their potential for prepayment. The price paid by the Portfolio for its asset-backed securities, the yield the Portfolio expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when the Portfolio reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Portfolio purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Portfolio buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to interestholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Portfolio. See "Debt Securities" above and "Illiquid or Restricted Securities" below.


      Stripped Securities. The Portfolio may also invest in stripped securities. Stripped securities are created when the issuer separates the interest and principal components of an instrument and sells them as separate securities. In general, one security is entitled to receive the interest payments on the underlying assets (the interest only or "IO" security) and the other to receive the principal payments (the principal only or "PO" security). Some securities may receive a combination of interest and principal payments. The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying assets, and principal payments may have a material effect on yield to maturity. If the underlying assets experience greater than anticipated prepayments of principal, the Portfolio may not fully recoup its initial investment in IOs. Conversely, if the underlying assets experience less than anticipated prepayments of principal, the yield on POs could be adversely affected. Stripped securities may be highly sensitive to changes in interest rates and rates of prepayment.

      Mortgage-Backed Securities. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Portfolio. The value of mortgage-backed securities, like that of traditional debt securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional debt securities because of their potential for prepayment without penalty. The price paid by the Portfolio for its mortgage-backed securities, the yield the Portfolio expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Portfolio reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Portfolio purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Portfolio buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to interestholders will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, resulting in maturity extension. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility to the Portfolio. Stripped mortgage-backed securities may be highly volatile and highly sensitive to changes in prepayment and interest rates. See "Debt Securities" above and "Illiquid or Restricted Securities" below.



      Borrowing and Leverage. The Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. The Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and may purchase securities on margin to the extent permitted by applicable law, and may use borrowing to enable it to meet redemptions.


      The use of leverage by the Portfolio creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Portfolio interests and in the yield on the Portfolio's portfolio. Although the principal of such borrowings will be fixed, the Portfolio's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Portfolio which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Portfolio will have to pay on the borrowings, the Portfolio's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Portfolio will be less than if leverage had not been used, and therefore, the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Portfolio's leveraged position if it expects that the benefits to the Portfolio's interestholders of maintaining the leveraged position will outweigh the current reduced return.

      Illiquid or Restricted Securities. The Portfolio may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Portfolio's assets in illiquid securities may restrict the ability of the Portfolio to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Portfolio's operations require cash, such as when the Portfolio redeems shares or pays dividends, and could result in the Portfolio borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.


      The Portfolio may invest in securities that are "restricted securities." Restricted securities have contractual or legal restrictions on their resale and include "private placement" securities that the Portfolio may buy directly from the issuer. Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Portfolio or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Portfolio are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration. Certain of the Portfolio's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Portfolio may obtain access to material nonpublic information which may restrict the Portfolio's ability to conduct portfolio transactions in such securities.




      Securities Lending. The Portfolio may lend securities with a value not exceeding 33 1/3% of its total assets. In return, the Portfolio receives collateral in an amount equal to at least 100% of the current market value of the loaned securities in cash or securities issued or guaranteed by the U.S. Government. If cash collateral is received by the Portfolio, it is invested in short-term money market securities, and a portion of the yield received in respect of such investment is retained by the Portfolio. Alternatively, if securities are delivered to the Portfolio as collateral, the Portfolio and the borrower negotiate a rate for the loan premium to be received by the Portfolio for lending its portfolio securities. In either event, the total yield on the Portfolio's portfolio is increased by loans of its portfolio securities. The Portfolio may receive a flat fee for its loans. The loans are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Portfolio may pay reasonable finder's, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Portfolio could experience delays and costs in gaining access to the collateral and could suffer a loss to the extent the value of the collateral falls below the market value of the borrowed securities.

      Repurchase Agreements. The Portfolio may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Portfolio from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, the Portfolio's return may be affected by currency fluctuations. The Portfolio may not invest more than 15% of its total assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Portfolio will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase pace. Therefore, the Portfolio may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to the Portfolio shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Portfolio would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

      Warrants. The Portfolio may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Portfolio a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason an investment in warrants may be more speculative than other equity-based investments.

      When-lssued Securities and Forward Commitments. The Portfolio may purchase or sell securities that they are entitled to receive on a when-issued basis. The Portfolio may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction. The Portfolio has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Portfolio is purchasing securities in these transactions, the Portfolio maintains a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other liquid securities in an amount equal to the amount of its purchase commitments.

      There can be no assurance that a security purchased on a when-issued basis will be issued, or a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Portfolio's purchase price. The Portfolio may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

      Standby Commitment Agreements. The Portfolio may enter into standby commitment agreements. These agreements commit the Portfolio, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Portfolio at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Portfolio is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Portfolio will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Portfolio. The Portfolio will not enter into a standby commitment with a remaining term in excess of 45 days and will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Portfolio will maintain a segregated account with its custodian of cash, cash equivalents, U.S. Government securities or other liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.

      There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Portfolio may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

      The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Portfolio's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.


      Foreign Exchange Transactions. The Portfolio may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against fluctuations in the value of currencies in which its bond holdings are denominated against the U.S. dollar. The Portfolio is not required to use hedging transactions and may choose not to do so.


      Forward foreign exchange transactions are over the counter ("OTC") contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Portfolio will enter into foreign exchange transactions only for purposes of hedging either a specific transaction by, for example, purchasing a currency needed to settle a security transaction at a future date or selling a currency in which the Portfolio has received or anticipates receiving a dividend or distribution. The Portfolio may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Portfolio is denominated or by purchasing a currency in which the Portfolio anticipates acquiring a portfolio position in the near future. The Portfolio may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis.

      The Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" in Appendix A.

      The Portfolio may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency.

      The Portfolio may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). The Portfolio will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrably high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

      The Portfolio will not speculate in Currency Instruments. Accordingly, the Portfolio will not hedge a currency in excess of the aggregate market value of the securities that it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency.


      Risk Factors in Hedging Foreign Currency. While the Portfolio's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Portfolio's shares, the net asset value of the Portfolio's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements may not be accurately predicted and the Portfolio's hedging strategies may be ineffective. To the extent that the Portfolio hedges against anticipated currency movements that do not occur, the Portfolio may realize losses, and decrease its total return, as the result of its hedging transactions. Furthermore, the Portfolio will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur. It may not be possible for the Portfolio to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Portfolio is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available or in which their availability is limited such as certain emerging markets and it is not possible to engage in effective foreign currency hedging.


      For a discussion of the Portfolio's policies with respect to, and the risks associated with, investments in indexed and inverse securities, options, futures and swaps, please see Appendix A.


      Other Special Considerations. The Portfolio may invest without limit in short-term investments, high quality bonds or derivatives, to reduce exposure to equity securities and longer term bonds when the Portfolio believes it is advisable to do so (on a temporary defensive basis). Short-term investments and temporary defensive positions may limit the potential for growth in the value of the interests of a Portfolio and may reduce the level of current income.


INVESTMENT RESTRICTIONS.

      The Trust has adopted the following restrictions and policies relating to the investment of the Portfolio's assets and its activities. The fundamental restrictions set forth below may not be changed with respect to the Portfolio without the approval of the holders of a majority of the Portfolio's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the interests represented at a meeting at which more than 50% of the outstanding interests are represented or (ii) more than 50% of the outstanding interests). The Portfolio may not:

      1. Make any investment inconsistent with the Portfolio's classification as a diversified company under the Investment Company Act.

      2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

      3. Make investments for the purpose of exercising control or management. Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

      4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Portfolio may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

      5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in governmental obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Portfolio may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Portfolio's Registration Statement, as it may be amended from time to time.

      6. Issue senior securities to the extent such issuance would violate applicable law.

      7. Borrow money, except that (i) the Portfolio may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Portfolio may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Portfolio may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Portfolio may purchase securities on margin to the extent permitted by applicable law. The Portfolio may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Portfolio's investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

      8. Underwrite securities of other issuers except insofar as the Portfolio technically may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act"), in selling portfolio securities.

      9. Purchase or sell commodities or contracts on commodities, except to the extent that the Portfolio may do so in accordance with applicable law and the Portfolio's Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

         In addition, the Trust has adopted non-fundamental restrictions that may be changed by the Board of Trustees without interestholder approval. Under the non-fundamental investment restrictions, the Portfolio may not:

      (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, the Portfolio will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12 (d) (1) (F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Portfolio's shares are owned by another investment company that is part of the same group of investment companies as the Portfolio.

      (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Portfolio currently does not intend to engage in short sales, except short sales "against the box."


      (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Trustees of the Trust have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Portfolio's Board of Trustees are not subject to the limitations set forth in this investment restriction.


      If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.


      The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Trust has adopted an investment policy pursuant to which the Portfolio will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Portfolio, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Portfolio and margin deposits on the Portfolio's existing OTC options on futures contracts exceed 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by the Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price that is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of the Portfolio and may be amended by the Trustees without the approval of the interestholders. However, the Trustees will not change or modify this policy prior to the change or modification by the Commission staff of its position.

      Portfolio securities of the Portfolio generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

      Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Investment Adviser and Fund Asset Management, L.P. ("FAM"), the Portfolio is prohibited from engaging in certain transactions involving Merrill Lynch, the Investment Adviser, or any of its affiliates, except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage." Rule 10f-3 under the Investment Company Act sets forth conditions under which a Portfolio may purchase from an underwriting syndicate of which Merrill Lynch is a member.


      Portfolio Turnover. The portfolio turnover rate is calculated by dividing the lesser of the Portfolio's annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. The portfolio turnover rate is generally anticipated to be under 100% for the equity portion of the portfolio and under 200% for the bond portion of the portfolio. A high rate of portfolio turnover results in correspondingly higher brokerage commission expenses and may also result in negative tax consequences, such as an increase in capital gains dividends or in ordinary income dividends.


ITEM 13. - MANAGEMENT OF THE REGISTRANT.

TRUSTEES AND OFFICERS.

      The Trustees of the Trust consist of six individuals, four of whom are not "interested persons" of the Trust as defined in the Investment Company Act. The Trustees are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the trustees of investment companies by the Investment Company Act. Information about the Trustees and executive officers of the Trust, their ages and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each executive officer and Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.

      Jeffrey M. Peek (52)--Trustee and President(1)(2)--President of MLAM and FAM since 1997; President and Director of Princeton Services, Inc. since 1997; Executive Vice President of Merrill Lynch & Co., Inc. ("ML & Co.") since 1997; Co-Head of Merrill Lynch Investment Banking Division from March 1997 to December 1997; Director of Merrill Lynch Global Securities Research and Economics Division from 1995 to 1997; Head of Merrill Lynch Global Industries Group from 1993 to 1995.

      Terry K. Glenn (58)--Trustee and Executive Vice President(1)
(2)--Executive Vice President of MLAM and FAM since 1983; Executive Vice President and Director of Princeton Services, Inc. since 1993;

President of Princeton Funds Distributor, Inc. since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.


      David O. Beim (59)--Trustee (2)(3)--410 Uris Hall, Columbia University, New York, New York 10027. Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound USA since 1997; Chairman of Wave Hill, Inc. since 1980.

      James T. Flynn (60)--Trustee(2)(3)--340 East 72nd Street, New York, New York 10021. Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.

      W. Carl Kester (48)--Trustee(2)(3)--Harvard Business School, Morgan Hall 393, Soldiers Field, Boston, Massachusetts 02163. Industrial Bank of Japan Professor of Finance, Senior Associate Dean and Chairman of the MBA Program of Harvard University Graduate School of Business Administration since 1999; James
R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999; MBA Class of 1958 Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.

      Karen P. Robards (48)--Trustee (2)(3)--Robards & Company, 173 Riverside Drive, New York, New York 10024. President of Robards & Company, a financial advisory firm, for more than five years; Director of Enable Medical Corp. since 1996; Director of Cine Muse Inc. since 1996; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.

      Peter John Gibbs (41)--Senior Vice President (1)(2)--33 King William Street, London, EC4R 9AS, England. Chairman and Chief Executive Officer of Mercury International since 1998; Director of Mercury Asset Management Ltd. since 1993; Director of Mercury Asset Management International Channel Islands Ltd. since 1997.

      Donald C. Burke (39)--Treasurer and Vice President (1)(2)--Senior Vice President and Treasurer of MLAM and FAM since 1999; Senior Vice President and Treasurer of Princeton Services, Inc. since 1999; Vice President of Princeton Funds Distributor, Inc. since 1999; First Vice President of MLAM and FAM from 1997 to 1999; Director of Taxation of MLAM since 1990; Vice President of MLAM and FAM from 1990 to 1997.

      Robert E. Putney, III (39)--Secretary (1)(2)--Director (Legal Advisory) of MLAM and Princeton Administrators, L.P. since 1997; Vice President of MLAM from 1994 to 1997; Vice President of Princeton Administrators, L.P. from 1996 to 1997; Attorney with MLAM from 1991 to 1994.


----------
(1)   Interested person, as defined in the Investment Company Act, of the Trust.

(2) Such Trustee or officer is a trustee, director or officer of other investment companies for which the Investment Adviser, or the Portfolio's sub-adviser, FAM, or their affiliates, acts as investment adviser.


(3) Member of the Trust's Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of Trustees not affiliated with the Investment Adviser or FAM or with an affiliate of the Investment Adviser or FAM.

      As of the date of this Part B, the officers and Trustees of the Trust as a group (nine persons) owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co. and owned an aggregate of less than 1% of the outstanding shares of the Portfolio.

COMPENSATION OF DIRECTORS/TRUSTEES.


      Mercury Asset Management Funds, Inc., (the "Corporation"), the registered investment company whose series, Mercury Global Balanced Fund (the "Fund"), invests all of its assets in the Portfolio, and the Trust pay each Director/Trustee not affiliated with the Investment Adviser or FAM or with an affiliate of the Investment Adviser or FAM (each a "non-interested Director/Trustee"), for service to the Fund and Portfolio, a fee of $3,000 per year plus $500 per in-person Board meeting attended. The Corporation and the Trust also compensate each member of the Audit and Nominating Committee (the "Committee"), which consists of all of the non-interested Directors/Trustees, at a rate of $1,000 per year. The Corporation and the Trust reimburse each non-interested Director/Trustee for his out-of-pocket expenses relating to attendance at Board and Committee meetings.

      The following table sets forth the aggregate compensation the Corporation and the Trust expect to pay to the non-interested Directors/Trustees for their first full fiscal year and the aggregate compensation paid by all investment companies advised by Mercury International, FAM, or their affiliates ("Mercury and Affiliates-Advised Funds") to the non-interested Directors/Trustees for the calendar year ended December 31, 1999.



                                                                                            TOTAL COMPENSATION FROM
                                                               PENSION OR RETIREMENT      FUND/PORTFOLIO AND MERCURY
                                                              BENEFITS ACCRUED AS PART      AND AFFILIATES-ADVISED
                                 AGGREGATE COMPENSATION          OF FUND/PORTFOLIO               FUNDS PAID TO
 NAME OF DIRECTOR/TRUSTEE          FROM FUND/PORTFOLIO                EXPENSES               DIRECTORS/TRUSTEES(1)
 ------------------------          -------------------                --------               ------------------
 David O. Beim . . . . . .                $6,000                        None                        $35,667

 James T. Flynn  . . . . .                $6,000                        None                        $67,500

 W. Carl Kester  . . . . .                $6,000                        None                        $67,167

 Karen P. Robards                         $6,000                        None                        $35,667


----------
(1) In addition to the Corporation and the Trust, the Directors/Trustees served on other Mercury and Affiliates-Advised Funds as follows: Mr. Beim (1 registered investment company consisting of 2 portfolios); Mr. Flynn (3 registered investment companies consisting of 8 portfolios); Mr. Kester (3 registered investment companies consisting of 8 portfolios); and Ms. Robards (1 registered investment company consisting of 2 portfolios).

ITEM 14. - CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


      Mercury Global Balanced Fund (defined above as the "Fund") of Mercury Asset Management Funds, Inc. (defined above as the "Corporation"), a Maryland corporation, controls the Portfolio. As of February 29, 2000, the Fund owns of record 100% of the currently outstanding interests of the Portfolio. As of February 29, 2000, the Fund's holdings of the Portfolio represent 16.46% of the Trust as a whole.

      All holders of interests ("Holders") are entitled to vote in proportion to the amount of their interest in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

ITEM 15. - INVESTMENT ADVISORY AND OTHER SERVICES.


      The Trust on behalf of the Portfolio has entered into an investment advisory agreement with Mercury International as Investment Adviser (the "Investment Advisory Agreement"). As discussed in Part A, the Investment Adviser receives for its services to the Portfolio monthly compensation at the annual rate of 0.60% of the average daily net assets of the Portfolio. For the period April 30, 1999 (commencement of operations) to November 30, 1999, the Portfolio paid the Investment Adviser a fee of $1,578,240.

      The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Trust. The Investment Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all Officers, Trustees and Directors who are affiliated persons of the Investment Adviser or any sub-adviser or of an affiliate of the Investment Adviser or any sub-adviser. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Portfolio and the Trust (except to the extent paid by Mercury Funds Distributor, a division of Princeton Funds Distributors, Inc., as Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under Federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of non-interested Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or the Portfolio. Accounting services are provided to the Trust by the Investment Adviser or an affiliate of the Investment Adviser, and the Trust reimburses the Investment Adviser or an affiliate of the Investment Adviser for its costs in connection with such services.


      Securities held by the Portfolio, or other portfolios of the Trust, may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities by the Investment Adviser for the Trust's portfolios or other funds for which it acts as investment adviser or for its advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

      Mercury International is located at 33 King William Street, London EC4R 9AS, England. Mercury International's intermediate parent company is Mercury Asset Management Group Ltd, a London-based holding company of a group engaged in the provision of investment management and advisory services globally. The ultimate parent of Mercury Asset Management Group Ltd. is ML & Co., a financial services holding company. ML & Co. is a controlling person of Mercury International as defined under the Investment Company Act because of its power to exercise a controlling influence over its management or policies.


      The Trust has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with FAM with respect to the Portfolio, pursuant to which FAM provides investment advisory services with respect to all or a portion of the Portfolio's daily cash assets. The Trust has agreed to use its reasonable best efforts to cause the Investment Adviser to pay to FAM a fee in an amount to be determined from time to time by the Investment Adviser and FAM but in no event in excess of the amount that the Investment Adviser actually receives for providing services to the Trust pursuant to the Investment Advisory Agreement. For the period April 30, 1999 (commencement of operations) to November 30, 1999, the Investment Adviser paid no fees to FAM pursuant to the Sub-Advisory Agreement.

      FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. FAM, an affiliate of Mercury International, is a wholly owned subsidiary of ML & Co., a financial services holding company and the parent of Merrill Lynch. ML & Co. and Princeton Services, Inc., the partners of FAM, are "controlling persons" of FAM as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

      Duration and Termination. Unless earlier terminated as described below, the Advisory Agreement and Sub-Advisory Agreement will each continue in effect for two years from its effective date. Thereafter, they will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Portfolio and (b) by a majority of the Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company
Act) of any such party. The Investment Advisory Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated with respect to the Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, or by the Investment Adviser without penalty on 60 days' written notice to the other party.


CODE OF ETHICS.

      The Board of Trustees of the Trust, the Board of Directors of the Corporation, the Investment Adviser, and FAM have each adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act (together the "Codes"). The Codes significantly restrict the personal investing activities of all employees of the Investment Adviser and FAM and, as described below, impose additional, more onerous, restrictions on portfolio investment personnel. Among other substantive restrictions, the Codes contain reporting and preclearance requirements for employees of the Investment Adviser and FAM and provide for trading "blackout periods" that prohibit trading by decision making access persons (those who recommend or determine which securities transactions the Trust undertakes) of the Trust within periods of trading by the Trust in the same (or equivalent) security.

INDEPENDENT AUDITORS.


      Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540-6400, has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Trust.


LEGAL COUNSEL.


      Swidler Berlin Shereff Friedman, LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, is counsel for the Trust.


CUSTODIAN.


      Brown Brothers Harriman & Co., (the "Custodian") 40 Water Street, Boston, Massachusetts 02109, acts as the custodian of the Portfolio's assets. Under its contract with the Trust, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Portfolio to be held in its offices outside the United States and with certain foreign banks and securities depositors. The Custodian is responsible for safe guarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Portfolio's investments.


ITEM 16. - BROKERAGE ALLOCATION AND OTHER PRACTICES.


      Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of Portfolio's portfolio transactions and the allocation of brokerage. The Trust has no obligation to deal with any broker or group of brokers in the execution of transactions in portfolio securities and does not use any particular broker or dealer. In executing transactions with brokers and dealers, the Investment Adviser seeks to obtain the best net results for the Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonable competitive commission rates, the Portfolio does not necessarily pay the lowest spread or commission available. In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees, the Investment Adviser may consider sales of shares of the Portfolio as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of a Portfolio neither qualifies not disqualifies such broker or dealer to execute transactions for the Trust.

      Subject to obtaining the best net results, brokers who provide supplemental investment research services to the Investment Adviser may receive orders for transactions by the Trust. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Adviser under its Investment Advisory Agreement and the expenses of the Investment Adviser will not necessarily be reduced as a result of the receipt of such supplemental information. If in the judgment of the Investment Adviser the Trust will benefit from supplemental research services, the Investment Adviser is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transaction. Certain supplemental research services may primarily benefit one or more other investment companies or other accounts for which the Investment Adviser exercises investment discretion. Conversely, the Trust may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for such other accounts or investment companies.

      The Trust anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

      For the period April 30, 1999 to November 30, 1999, the following table shows the amount of brokerage commissions paid by the Portfolio to Merrill Lynch, the percentage of the Portfolio's brokerage commissions paid to Merrill Lynch, the percentage of the Portfolio's aggregate dollar amount of transactions involving the payment of commissions effected through Merrill Lynch and aggregate brokerage commissions paid by the Portfolio:

      Aggregate brokerage commissions paid to Merrill Lynch...........  $  7,597

      % of Portfolio's aggregate brokerage commissions
         paid to Merrill Lynch........................................     2.04%

      % of Portfolio's aggregate dollar amount of transactions
         involving the payment of commissions effected through
         Merrill Lynch................................................     0.70%

      Aggregate brokerage commissions paid............................  $372,541

      The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Objectives and Policies -- Investment Restrictions."

      Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

      The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Portfolio brokerage commissions and other expenses of portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Portfolio to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

      Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply or securities being sold, there may be an adverse effect on price.


ITEM 17. - CAPITAL STOCK AND OTHER SECURITIES.

      Under the Declaration of Trust that establishes the Trust, a Delaware business trust, the Trustees are authorized to issue beneficial interests in the Portfolio of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of the Portfolio, investors are entitled to share in proportion to their investment in the Portfolio's net assets available for distribution to its investors. Interests in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio generally may not be transferred.

      Each investor is entitled to a vote in proportion to the amount of its interest in the Portfolio or in the Trust, as the case may be. Investors in the Trust, or in the Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

      The Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

      The Declaration of Trust provides that obligations of the Trust and the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolio, its Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.


      The Trust currently consists of twenty-seven Portfolios. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.


ITEM 18. - PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of the Portfolio shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The net asset value of the shares of the Portfolio is determined once daily Monday through Friday after the close of business on the New York Stock Exchange ("NYSE") on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The net asset value is computed by deducting the amount of the Portfolio's total liabilities from the value of its total assets. Expenses, including the advisory fees payable to the Investment Adviser, are accrued daily.

      Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued, or lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Portfolio writes an option, the amount of the premium received is recorded on the books of the Portfolio as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Portfolio are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.


      Bonds held by the Portfolio are traded primarily in the OTC markets. In determining net asset value, the Portfolio uses the valuations of portfolio securities furnished by a pricing service approved by the Board of Trustees. The pricing service typically values portfolio securities at the bid price or the yield equivalent when quotations are readily available. The bonds for which quotations are not readily available are valued at fair market value on a consistent basis as determined by the pricing service using a matrix system to determine valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Portfolio under the general supervision of the Board of Trustees. The Board of Trustees has determined in good faith that the use of a pricing service is a fair method of determining the valuation of portfolio securities.

      Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the

NYSE. The values of such securities used in computing the net asset value of the Portfolio's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Portfolio's net asset value.

      Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor's interest in the Portfolio will be determined as of 15 minutes after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investments in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio after the close of business of the NYSE on the next determination of net asset value of the Portfolio. For further information concerning the Portfolio's net asset value, and the valuation of the Portfolio's assets, see Part A.


REDEMPTIONS.


      An investor in the Trust may withdraw all or a portion of its investment in the Portfolio on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in the Portfolio of the Trust may not be transferred.

      The Trust, on behalf of the Portfolio, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Portfolio with a temporary source of cash to be used to meet redemption requests from Portfolio shareholders in extraordinary or emergency circumstances.


ITEM 19. - TAXATION OF THE TRUST

      The Trust is organized as a Delaware business trust. The Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the "Code") and, thus, is not subject to income tax. Based upon the status of the Portfolio as a partnership, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

      Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss and deduction of the Portfolio as they are taken into account by the Portfolio.

      The Portfolio may invest in futures contracts or options. Certain options, futures contracts and options on futures contracts are "section 1256 contracts." Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40"). Also, section 1256 contracts held by the Portfolio at the end of each taxable year are treated for federal income tax purposes as being sold on such date for their fair market value. The resultant paper gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

      Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by the Portfolio may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Portfolio. In addition, losses realized by the Portfolio on positions that are part of a straddle may be deferred, rather than being taken into account in calculating taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of hedging transactions to the Portfolio are not entirely clear. The Portfolio may make one or more of the elections available under the Code which are applicable to straddles. If the Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to the economic recognition of such income.

      The Portfolio may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which entitle the Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested within various countries is not known.

      The Portfolio may make investments that produce income that is not matched by a corresponding cash receipt by the Portfolio, such as investments in obligations having original issue discount or market discount (if the Portfolio elects to accrue the market discount on a current basis with respect to such instruments). Because such income may not be matched by a corresponding cash receipt, the Portfolio may be required to borrow money or dispose of other securities to be able to make distributions to investors.

      The Portfolio's taxable income will in most cases be determined on the basis of reports made to the Portfolio by the issuers of the securities in which the Portfolio invests. The tax treatment of certain securities in which the Portfolio may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of the Portfolio could result in adjustments to the income of the Portfolio.

      Under the Trust, the Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, the Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Portfolio has received a ruling from the Internal Revenue Service that Holders of interests in the Portfolio that are RICs will be treated as owners of their proportionate shares of the Portfolio's assets and income for purposes of the Code's requirements applicable thereto.

ITEM 20. - UNDERWRITERS.

      The exclusive placement agent for the Portfolio of the Trust is Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., (the "Placement Agent"), an affiliate of the Investment Adviser and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The Placement Agent receives no compensation for serving in this capacity. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21. - CALCULATION OF PERFORMANCE DATA.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Portfolio's performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

      Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Securities and Exchange Commission.

      Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses.

      Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

      Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by
(b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.


ITEM 22. - FINANCIAL STATEMENTS

      The Portfolio's audited financial statements are incorporated in this Part B by reference to its 1999 annual report to shareholders. The financial statements which relate to the Mercury Master International Portfolio, Mercury Master Pan-European Growth Portfolio, Mercury Master U.S. Large Cap Portfolio and Mercury Master Gold and Mining Portfolio are incorporated in this Statement of Additional Information by reference to their 1999 annual reports and November 1999 semi-annual reports to shareholders. In addition, the financial statements which relate to the Mercury Master U.S. Small Cap Growth Portfolio are incorporated by reference to its November 1999 semi-annual report to shareholders. You may request copies of the annual and semi-annual reports, at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. on any business day.

                                   APPENDIX A


Investment Policies Involving the Use of Indexed
Securities, Options, Futures and Swaps

      The Portfolio is authorized to use certain derivative instruments, including indexed and inverse securities, options, futures, swaps and foreign exchange transactions, as described below and in Part B. Such instruments are referred to collectively herein as "Strategic Instruments."

      Although certain risks are involved in options and futures transactions (as defined below in "Risk Factors in Options, Futures and Currency Instruments"), the Investment Adviser believes that, because the Portfolio will generally engage in these transactions, if at all, for hedging purposes, including anticipatory hedges, the options and futures portfolio strategies of the Portfolio will not subject the Portfolio to the risks frequently associated with the speculative use of options and futures transactions. While the Portfolio's use of hedging strategies is intended to reduce the volatility of the net asset value of Portfolio interests the Portfolio's net asset value will fluctuate. There can be no assurance that the Portfolio's hedging transactions will be effective. Furthermore, the Portfolio will engage in hedging activities, if at all, only from time to time and may not necessarily be engaging in hedging activities when movements in the equity markets, interest rates or currency exchange rates occur. The Portfolio is not required to enter into hedging transactions and may choose not to do so.


INDEXED AND INVERSE SECURITIES

      The Portfolio may invest in securities the potential return of which is based on the change in particular measurements of value or rate, including interest rates (an "index"). As an illustration, the Portfolio may invest in a debt security that pays interest and returns principal based on the change in the value of a securities index or a basket of securities, or interest rate or based on the relative changes of two indices. In addition, the Portfolio may invest in securities the potential return of which is based inversely on the change in an index. For example, the Portfolio may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Portfolio invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices. Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, the Portfolio may be required to pay substantial additional margin to maintain the position.

      Certain indexed and inverse securities may have the effect of providing investment leverage because the rate of interest or amount of principal payable increases or decreases at a rate that is a multiple of the changes in the relevant index. As a consequence, the market value of such securities may be substantially more volatile than the market values of other debt securities. The Portfolio believes that indexed and inverse securities may provide portfolio management flexibility that permits the Portfolio to seek enhanced returns, hedge other portfolio positions or vary the degree of portfolio leverage with greater efficiency than would otherwise be possible under certain market conditions.

OPTIONS ON SECURITIES AND SECURITIES INDICES

      Purchasing Options. The Portfolio is authorized to purchase put options on securities held in its portfolio or securities indices the performance of which is substantially replicated by securities held in its portfolio. When the Portfolio purchases a put option, in consideration for an up-front payment (the "option premium") the Portfolio acquires a right to sell to another party specified securities owned by the Portfolio at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Portfolio's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Portfolio will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put.

      The Portfolio is also authorized to purchase call options on securities it intends to purchase or securities indices the performance of which substantially replicates the performance of the types of securities it intends to purchase. When the Portfolio purchases a call option, in consideration for the option premium the Portfolio acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Portfolio from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Portfolio is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Portfolio determines not to purchase a security underlying a call option, however, the Portfolio may lose the entire option premium.

      The Portfolio is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.


      Writing Options. The Portfolio is authorized to write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which is substantially replicated by securities held in its portfolio. When the Portfolio writes a call option, in return for an option premium the Portfolio is legally obligated to sell specified securities owned by the Portfolio at the exercise price on or before the expiration date, in the case of an option on securities, or to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index, however much the exercise price exceeds the market price. In the event the party to which the Portfolio has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Portfolio will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Portfolio limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding.


      The Portfolio may also write put options on securities or securities indices. When the Portfolio writes a put option, in return for an option premium the Portfolio gives another party the right to sell to the Portfolio a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which the Portfolio has written an option fails to exercise its right under the option because the value of the underlying securities is greater than the exercise price, the Portfolio will profit by the amount of the option premium. By writing a put option, however, the Portfolio will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Portfolio writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Portfolio for writing the put option. The Portfolio will write a put option on a security or a securities index only if the Portfolio would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options
- for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread").


      The Portfolio is also authorized to sell put or call options in connection with closing out call or put options it has previously purchased.

      Other than with respect to closing transactions, the Portfolio will write only call or put options that are "covered." A put option will be considered covered if the Portfolio has segregated assets with respect to such option in the manner described in "Risk Factors in Options, Futures and Currency Instruments" below. A call option will be considered covered if the Portfolio owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities that substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument that is immediately exercisable for, or convertible into, such security.

      Types of Options. The Portfolio may engage in transactions in options on securities or securities indices, on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater risk of counterparty default. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Strategic Instruments" below.

FUTURES

      The Portfolio may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of a commodity at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Portfolio is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value with the Futures Commission Merchants (the "FCM") effecting the Portfolio's exchanges or in a third-party account with the Portfolio's Custodian. Each day thereafter until the futures position is closed, the Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Whether the margin is deposited with the FCM or with the Custodian, the margin may be deemed to be in the FCM's custody, and, consequently, in the event of default due to the FCM's bankruptcy, the margin may be subject to pro rata treatment as the FCM's assets, which could result in potential losses to a Portfolio and its interestholders. Even if a transaction is profitable, the Portfolio may not get back the same assets which were deposited as margin or may receive payment in cash.


      The sale of a futures contract limits the Portfolio's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.


      The purchase of a futures contract may protect the Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Portfolio was attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive. In the event that such securities decline in value or the Portfolio determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Portfolio may realize a loss relating to the futures position.


      The Portfolio will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying commodity is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Portfolio will further limit transactions in futures and options on futures to the extent necessary to prevent the Portfolio from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission. The Portfolio will only engage in futures and options transactions from time to time. The Portfolio is under no obligation to use such transactions and may choose not to do so.

SWAPS

      The Portfolio is authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities.

      The Portfolio will enter into a swap transaction only if, immediately following the time the Portfolio enters into the transaction, the aggregate notional principal amount of swap transactions to which the Portfolio is a party would not exceed 5% of the Portfolio's net assets.


RISK FACTORS IN OPTIONS, FUTURES AND CURRENCY INSTRUMENTS


      Use of Strategic Instruments for hedging purposes involves the risk of imperfect correlation in movements in the value of the Strategic Instruments and the value of the instruments being hedged. If the value of the Strategic Instruments moves more or less than the value of the hedged instruments, the Portfolio will experience a gain or loss that will not be completely offset by movements in the value of the hedged instruments.

      The Portfolio intends to enter into transactions involving Strategic Instruments only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Strategic Instruments." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Strategic Instrument or the Portfolio will otherwise be able to sell such instrument at an acceptable price. Therefore, it may not be possible to close a position in a Strategic Instrument without incurring substantial losses, if at all.

      Certain transactions in Strategic Instruments (e.g., forward foreign exchange transactions, futures transactions, sales of put options) may expose the Portfolio to potential losses that exceed the amount originally invested by the Portfolio in such instruments. When the Portfolio engages in such a transaction, the Portfolio will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Portfolio's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transactions, but will not limit the Portfolio's exposure to loss.

ADDITIONAL RISK FACTORS OF OTC TRANSACTIONS; LIMITATIONS ON THE USE OF OTC STRATEGIC INSTRUMENTS

      Certain Strategic Instruments traded in OTC markets, including indexed securities, swaps and OTC options, may be substantially less liquid than other instruments in which the Portfolio may invest. The absence of liquidity may make it difficult or impossible for the Portfolio to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Portfolio to ascertain a market value for such instruments. The Portfolio will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Portfolio can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.


      The staff of the Commission has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. The Portfolio has therefore adopted an investment policy pursuant to which the Portfolio will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions, the sum of the market value of OTC options currently outstanding that are held by the Portfolio, the market value of the securities underlying OTC call options currently outstanding that have been sold by the Portfolio and margin deposits on the Portfolio's outstanding OTC options exceed 15% of the total assets of the Portfolio, taken at market value, together with all other assets of the Portfolio that are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Portfolio to a dealer in U.S. government securities recognized as a "primary dealer" by the Federal Reserve Bank of New York and the Portfolio has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities as equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying security minus the option's exercise price).


      Because Strategic Instruments traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Portfolio has unrealized gains in such instruments or has deposited collateral with its counterparty, the Portfolio is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Portfolio will attempt to minimize the risk that a counterparty will default by engaging in transactions in Strategic Instruments traded in OTC markets only with financial institutions that have a credit rating of AA- or better from Standard & Poor's, or Aa3 or better from Moody's, or AA or better of Fitch.

ADDITIONAL LIMITATIONS ON THE USE OF STRATEGIC INSTRUMENTS

      The Portfolio may not use any Strategic Instrument to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

                                   APPENDIX B

                       RATINGS OF FIXED INCOME SECURITIES

DESCRIPTION OF MOODY'S INVESTORS SERVICES, INC.'S CORPORATE DEBT RATINGS

Aaa Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

Baa Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba              Bonds that are rated Ba are judged to have speculative elements;
                their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds that are rated B generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds that are rated C are the lowest rated bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

      Note: Moody's may apply numerical modifiers 1, 2 and 3 in each generic classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking, and the modifier 3 indicates that the issue ranks in the lower end of its generic category.

DESCRIPTION OF MOODY'S COMMERCIAL PAPER RATINGS


      The term "commercial paper" as used by Moody's means promissory obligations not having an original maturity in excess of nine months. Moody's makes no representations as to whether such commercial paper is by any other definition "commercial paper" or is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").


      Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's makes no representation that such obligations are exempt from registration under the Securities Act, nor does it represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

      Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

      -     Leading market positions in well-established industries

      -     High rates of return on funds employed

      - Conservative capitalization structures with moderate reliance on debt and ample asset protection

      - Broad margins in earnings coverage of fixed financial charges and higher internal cash generation

      - Well established access to a range of financial markets and assured sources of alternate liquidity

      Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      Issuers rated Prime-3 (or related supporting institutions) have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in level of debt protection measurements and the requirement for relatively high financial leverage. Adequate alternative liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

      If an issuer represents to Moody's that its commercial paper obligations are supported by the credit of another entity or entities, then the name or names of such supporting entity or entities are listed within parentheses beneath the name of the issuer, or there is a footnote referring the reader to another page for the name or names of the supporting entity or entities. In assigning ratings to such issuers, Moody's evaluates the financial strength of the indicated affiliated corporations, commercial banks, insurance companies, foreign governments or other entities, but only as one factor in the total rating assessment. Moody's makes no representation and gives no opinion on the legal validity or enforceability of any support arrangement. You are cautioned to review with your counsel any questions regarding particular support arrangements.

DESCRIPTION OF MOODY'S PREFERRED STOCK RATINGS

      Because of the fundamental differences between preferred stocks and bonds, a variation of the bond rating symbols is being used in the quality ranking of preferred stocks. The symbols, presented below, are designed to avoid comparison with bond quality in absolute terms. It should always be borne in mind that preferred stocks occupy a junior position to bonds within a particular capital structure and that these securities are rated within the universe of preferred stocks.

      Preferred stock rating symbols and their definitions are as follows:

aaa An issue that is rated "aaa" is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stocks.

aa An issue that is rated "aa" is considered a high-grade preferred stock. This rating indicates that there is reasonable assurance that earnings and asset protection will remain relatively well maintained in the foreseeable future.

a An issue that is rated "a" is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the "aaa" and "aa" classifications, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

baa An issue that is rated "baa" is considered to be medium grade, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

ba An issue that is rated "ba" is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

b An issue that is rated "b" generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

caa An issue that is rated "caa" is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

ca An issue that is rated "ca" is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

c               This is the lowest rated class of preferred or preference stock.
                Issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

      Note: Moody's may apply numerical modifiers 1, 2 and 3 in each rating classification from "aa" through "b" in its preferred stock rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

DESCRIPTION OF STANDARD & POOR'S CORPORATE DEBT RATINGS


      A Standard & Poor's corporate or municipal rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligers such as guarantors, insurers or lessees.


      The debt rating is not a recommendation to purchase, sell or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

      The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.

A Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher-rated categories.


      Debt rated BB, B, CCC and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.


BB Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely interest and principal payment. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

B Debt rated B has a greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest or repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

CCC Debt rated CCC has a current identifiable vulnerability to default, and is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

CC The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

C The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed but debt service payments are continued.

CI The rating CI is reserved for income bonds on which no interest is being paid.

D Debt rated D is in default. The D rating is assigned on the day an interest or principal payment is missed. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.


      PLUS (+) or MINUS (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major ratings categories.

      PROVISIONAL RATINGS: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood or risk of default upon failure of such completion. The investor should exercise judgment with respect to such likelihood and risk.


L The letter "L" indicates that the rating pertains to the principal amount of those bonds to the extent that the underlying deposit collateral is insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp. and interest is adequately collateralized.

* Continuance of the rating is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

NR Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

      Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

      BOND INVESTMENT QUALITY STANDARDS: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA," "AA," "A," "BBB," commonly known as "investment grade" ratings) are generally regarded as eligible for bank investment. In addition, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies and fiduciaries generally.

DESCRIPTION OF STANDARD & POOR'S COMMERCIAL PAPER RATINGS

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. The four categories are as follows:

A Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety.

A-1 This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign designation.

A-2 Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

A-3 Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues rated "B" are regarded as having only adequate capacity for timely payment. However, such capacity may be damaged by changing conditions or short-term adversities.

C This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D This rating indicates that the issue is either in default or is expected to be in default upon maturity.

      The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

DESCRIPTION OF STANDARD & POOR'S PREFERRED STOCK RATINGS

      A Standard & Poor's preferred stock rating is an assessment of the capacity and willingness of an issuer to pay preferred stock dividends and any applicable sinking fund obligations. A preferred stock rating differs from a bond rating inasmuch as it is assigned to an equity issue, which issue is intrinsically different from, and subordinated to, a debt issue. Therefore, to reflect this difference, the preferred stock rating symbol will normally not be higher than the bond rating symbol assigned to, or that would be assigned to, the senior debt of the same issuer.

      The preferred stock ratings are based on the following considerations:

I. Likelihood of payment-capacity and willingness of the issuer to meet the timely payment of preferred stock dividends and any applicable sinking fund requirements in accordance with the terms of the obligation.

II.             Nature of, and provisions of, the issue.

III. Relative position of the issue in the event of bankruptcy, reorganization, or other arrangements affecting creditors' rights.

AAA This is the highest rating that may be assigned by Standard & Poor's to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

AA A preferred stock issue rated "AA" also qualifies as a high-quality fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated "AAA."

A An issue rated "A" is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

BBB An issue rated "BBB" is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the "A" category.

BB, Preferred stock rated "BB," "B," and "CCC" are regarded, on balance, as predominantly
B, speculative with respect to the issuer's capacity to pay preferred stock obligations. "BB"
CCC indicates the lowest degree of speculation and "CCC" the highest degree of speculation. While such issues will likely have some quality and protection characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

CC The rating "CC" is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

C               A preferred stock rated "C" is a non-paying issue.

D A preferred stock rated "D" is a non-paying issue in default on debt instruments.

      NR indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

      PLUS (+) or MINUS (-): To provide more detailed indications of preferred stock quality, the ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      The preferred stock ratings are not a recommendation to purchase or sell a security, inasmuch as market price is not considered in arriving at the rating. Preferred stock ratings are wholly unrelated to Standard & Poor's earnings and dividend rankings for common stocks.

      The ratings are based on current information furnished to Standard & Poor's by the issuer, and obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

     DESCRIPTION OF FITCH IBCA, INC. ("FITCH") INVESTMENT GRADE BOND RATINGS

      Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and of any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

      Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

      Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

      Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

      Fitch ratings are based on information obtained from issuers, other obligers, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

A Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      Plus (+) or Minus ( ): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

NR              Indicates that Fitch does not rate the specific issue.

CONDITIONAL     A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

SUSPENDED       A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

WITHDRAWN       A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

FITCHALERT      Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive" indicating a potential upgrade, "Negative," for potential downgrade, or

                "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short-term, and should be resolved within 12 months.

      Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

DESCRIPTION OF FITCH SPECULATIVE GRADE BOND RATINGS

      Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

      Bonds that have the same rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C Bonds are in imminent default in payment of interest or principal.

DDD Bonds are in default on interest and/or principal payments. Such bonds are
DD extremely speculative and should be valued on the basis of their ultimate recovery
D value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.


      PLUS (+) or MINUS ( - ): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.


DESCRIPTION OF FITCH INVESTMENT GRADE SHORT-TERM RATINGS

      Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

      The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

      Fitch short-term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and "F-1" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D Default. Issues assigned this rating are in actual or imminent payment default.

LOC The symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

                                 ALL PORTFOLIOS
                            PART C. OTHER INFORMATION

ITEM 23. - EXHIBITS

 EXHIBIT
  NUMBER
   1(a)    --   Declaration of Trust of Registrant(1)

   1(b)    --   Amendment No. 1 to Declaration of Trust of Registrant(1)

   1(c)    --   Certificate of Trust(1)

   1(d)    --   Certificate of Amendment of Certificate of Trust(1)


   1(e)    --   Certificate of Amendment of Certificate of Trust(2)

   1(f)    --   Certificate of Amendment of Certificate of Trust(3)

   1(g)    --   Amendment No. 2 to Declaration of Trust of Registrant(4)

   1(h)    --   Amendment No. 3 to Declaration of Trust of Registrant(4)

   1(i)    --   Certificate of Amendment of Trust(5)

   1(j)    --   Amendment No. 4 to Declaration of Trust of Registrant(5)


   2       --   Amended and Restated By-Laws of Registrant(1)

   3       --   Instrument Defining Rights of Security Holders.  Incorporated by reference to Exhibits 1 and
                2 above.

   4(a)    --   Investment Advisory Agreement between the Trust on behalf of Mercury Master International
                Portfolio and Mercury Asset Management International Ltd.(1)

   4(b)    --   Investment Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth
                Portfolio and Mercury Asset Management International Ltd.(1)


   4(c)    --   Sub-Advisory Agreement between the Trust on behalf of Mercury Master International Portfolio and
                Fund Asset Management, L.P.(3)

   4(d)    --   Sub-Advisory Agreement between the Trust on behalf of Mercury Master Pan-European Growth Portfolio and Fund Asset Management, L.P.(3)


   4(e)    --   Investment Advisory Agreement between the Trust on behalf of Mercury Master U.S. Large Cap Portfolio and Mercury Asset Management International Ltd.(2)

   4(f)    --   Investment Advisory Agreement between the Trust on behalf of Mercury Master Gold and Mining Portfolio and Mercury Asset Management International Ltd.(2)


   4(g)    --   Sub-Advisory Agreement between the Trust on behalf of Mercury Master U.S. Large Cap Portfolio and Fund
                Asset Management, L.P.(3)

   4(h)    --   Sub-Advisory Agreement between the Trust on behalf of Mercury Master Gold and Mining Portfolio and
                Fund Asset Management, L.P.(3)

   4(i)    --   Investment Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced
                Portfolio and Mercury Asset Management International Ltd.(3)

   4(j)    --   Sub-Advisory Agreement between the Trust on behalf of Mercury Master Global Balanced
                Portfolio and Fund Asset Management, L.P.(3)

   4(k)    --   Investment Advisory Agreement between the Trust on behalf of Mercury Master U.S. Small Cap Growth
                Portfolio and Mercury Asset Management US, a division of Fund Asset Management, L.P.(5)

   4(l)    --   Sub-Advisory Agreement between Mercury Asset Management US, a division of Fund Asset Management, L.P.
                and Mercury Asset Management International, Ltd.(5)


   5       --   Not Applicable.

   6       --   Not Applicable.

   7       --   Custody Agreement between Registrant and Brown Brothers Harriman & Co.(1)


                                      C-1

   8(a)    --   Placement Agent Agreement between Registrant and Mercury Funds Distributor, a division of
                Princeton Funds Distributor, Inc.(1)


   8(b)    --   License Agreement relating to Use of Name among Mercury Asset Management International Ltd.,
                Mercury Asset Management Group Ltd. and Mercury Funds Distributor, a division of Princeton
                Funds Distributor, Inc.(1)


   8(c)    --   License Agreement relating to Use of Name among Mercury Asset Management International Ltd.,
                Mercury Asset Management Group Ltd. and Registrant.(1)


   8(d)    --   Fee Agreement among Mercury Asset Management International Ltd., Fund Asset Management, L.P.
                and the Trust on behalf of Mercury Master Pan-European Growth Portfolio.(4)

   8(e)    --   Fee Agreement among Mercury Asset Management International Ltd., Fund Asset Management, L.P.
                and the Trust on behalf of Mercury Master International Portfolio.(4)

   8(f)    --   Fee Agreement among Mercury Asset Management International Ltd., Fund Asset Management, L.P.
                and the Trust on behalf of Mercury Master U.S. Large Cap Portfolio.(4)

   8(g)    --   Fee Agreement among Mercury Asset Management International Ltd., Fund Asset Management, L.P.
                and the Trust on behalf of Mercury Master Gold and Mining Portfolio.(4)

   8(h)    --   Fee Agreement among Mercury Asset Management International Ltd., Fund Asset Management, L.P.
                and the Trust on behalf of Mercury Master Global Balanced Portfolio.(4)

   8(i)    --   Credit Agreement between the Registrant and a syndicate of banks(6)

   8(j)    --   Fee Waiver/Expense Reimbursement Agreement relating to Mercury Master Gold and Mining Portfolio(7)


   9       --   Not Applicable.


   10      --   Consent of Deloitte & Touche LLP, independent auditors for the Registrant.


   11      --   Not Applicable.

   12(a)   --   Certificate of Mercury Asset Management Funds, Inc. with respect to Mercury Master International
                Portfolio and Mercury Master Pan-European Growth Portfolio(1)

   12(b)   --   Certificate of Mercury Asset Management Funds, Inc. and Mercury Funds Distributor, a division of
                Princeton Funds Distributor, Inc. with respect to Mercury Master U.S. Large Cap Portfolio and
                Mercury Master Gold and Mining Portfolio(2)


   12(c)   --   Certificate of Mercury Asset Management Funds, Inc. and Mercury Funds Distributor, a
                division of Princeton Funds Distributor, Inc. with respect to Mercury Master Global Balanced
                Portfolio.(3)

   12(d)   --   Certificate of Mercury Asset Management Funds, Inc. and Mercury Funds Distributor, a
                division of Princeton Funds Distributor, Inc. with respect to Mercury Master U.S. Small Cap
                Growth Portfolio.(5)


   13      --   Not Applicable.

   14      --   Not Applicable.

   15      --   Not Applicable.


   16      --   Form of Code of Ethics.



----------
      (1) Incorporated by reference to identically numbered exhibit to Registrant's initial Registration Statement on Form N-1A (File No. 811-09049).

      (2) Incorporated by reference to identically numbered exhibit to Amendment No. 1 to Registrant's Registration Statement on Form N-1A (File No. 811-09049).

      (3) Incorporated by reference to identically numbered exhibit to Amendment No. 2 to Registrant's Registration Statement on Form N-1A (File No. 811-09049).

      (4) Incorporated by reference to identically numbered exhibit to Amendment No. 3 to Registrant's Registration Statement on Form N-1A (File No. 811-09049).

      (5) Incorporated by reference to identically numbered exhibit to Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File No. 811-09049).

      (6) Incorporated by reference to Exhibit 8(b) to the Registration Statement on Form N-1A of Master Premier Growth Trust (File No. 811-09733), filed December 31, 1999.

      (7) Incorporated by reference to Exhibit 8(e) to the Registration Statement on Form N-1A of Mercury Gold and Mining Portfolio of Mercury Asset Management Master Funds, Inc. (File Nos. 333-65955 and 811-08797).

ITEM 24. - PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE TRUST.


      None.


ITEM 25. - INDEMNIFICATION.

      As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of
Article VIII of the Registrant's Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

      Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

      Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust (within the meaning of the 1940 Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                           (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

                           (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                           (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                                    (i)      a majority of a quorum of Trustees
                                             who are neither Interested Persons
                                             of the Trust nor parties to the
                                             Proceedings; or

                                    (ii)     an independent legal counsel in a
                                             written opinion.

Article VIII, Section 8.4 of the Registrant's Declaration of Trust further provides:

      Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

      As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 26. - BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.


      Set forth below is a list of each executive officer and partner of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since May 1997 for his own account or in the capacity of director, officer, partner or trustee.



                                                POSITIONS WITH THE    OTHER SUBSTANTIAL BUSINESS, PROFESSION,
NAME                                            INVESTMENT ADVISER              VOCATION OR EMPLOYMENT
----------                                      ------------------    ---------------------------------------
Peter John Gibbs..............................  Chairman and Chief    Director of Mercury Asset Management
                                                Executive Officer     Ltd; and Director of Mercury Asset
                                                                      Management International Channel Islands
                                                                      Ltd.

Carol Consuelo Brooke ........................  Deputy Chairman       Director of Merrill Lynch (UK) Pension
                                                                      Plan Trustees Limited; Director of Munich
                                                                      London Investment Management Ltd.; Director
                                                                      of Benenden School (Kent) Ltd., Cranbrook
                                                                      Kent, TN17, 4AA; Director of Mercury Asset
                                                                      Management Pension Trustee Co. Ltd.

David Morris Fitzgerald Scott ................  Director              Director of Corporation of St. Lawrence
                                                                      College

Debra Anne Searle.............................  Secretary             Secretary of Mercury Asset Management Ltd.;
                                                                      Secretary of Mercury Asset Management Group, Ltd.

John Eric Nelson..............................  Director              None

Steve Warner Golann ..........................  Director              None



      Set forth below is a list of the name and principal business address of any company for which a person listed above serves in the capacity of director, officer, employee, partner or trustee. The address of each, unless otherwise stated, is 33 King William Street, London, England EC4R 9AS.

      Ms. Searle also serves as officer of the following companies:


      Forum House Limited; Grosvenor Alternate Partner Limited; Grosvenor General Partner Limited; Grosvenor Ventures Limited; Grosvenor Venture Managers Limited; 33 King William Street, Ltd; Mercury Asset Management Employee Trust Co. Ltd.; Mercury Asset Management Finance Ltd.; Mercury Asset Management Group Services Ltd; Mercury Asset Management Holdings Ltd.; Mercury Asset Management No. 1 Limited; Mercury Asset Management No. 2 Limited; Mercury Asset Management Pension Trustee Co. Ltd.; Mercury Executor & Trustee Co. Ltd.; Mercury
(Finance) Ltd.; Mercury Fund Managers Limited; Mercury Financial Services Ltd.; Mercury Investment Management Limited; Mercury Investment Services Ltd.; Mercury Investment Trust Managers Ltd.; Mercury Life Assurance Company Ltd.; Mercury Life Limited.; Mercury Life Nominees Ltd.; Mercury Private Equity Holdings Ltd.; Mercury Rowan Mullens Ltd.; Munich London Investment Management Ltd.; Mercury Private Equity MUST 3 Limited; Seligman Trust Limited; and Third Grosvenor Limited.

      The address of each of the following is 25 Ropemaker Place, London, England EC4R 9AS.

      Ms. Searle also serves as officer of the following companies: Wimco Nominees Ltd.; SNC International (Holdings) Limited; SNC Securities Limited; SNCS Limited; Storey Saver Limited; Merrill Lynch Private Capital Limited; Merrill Lynch, Pierce, Fenner & Smith (Brokers & Dealers) Limited; Merrill Lynch, Pierce, Fenner & Smith Limited; Mership Nominees Limited; ML Europe Property Ltd.; ML Invest Holdings Limited; ML Invest Limited; N.Y. Nominees Limited; Paramount Nominees Limited; Prismbond Limited; RNML Limited; S.N.C. Nominees Limited; Sealion Nominees Limited; Smith Bros (Services & Leasing) Limited; Smith Bros Nominees Limited; Smith Bros Participations Limited; Smith Bros PLC; SNC Corporate Finance Limited; SNC Financial Services; McIntosh Services (UK) Limited; Merrill Lynch (UK) Pension Plan Trustees Limited; Merrill Lynch Capital Markets Bank Limited; Merrill Lynch Equities Limited; Merrill Lynch Europe Funding; Merrill Lynch Europe Holdings Limited; Merrill Lynch Europe PLC; Merrill Lynch Financial Services Limited; Merrill Lynch Gilts (Nominees) Limited; Merrill Lynch Gilts Holdings Limited; Merrill Lynch Gilts Investments Limited; Merrill Lynch Gilts Limited; Merrill Lynch Group Holdings Limited; Merrill Lynch International; Merrill Lynch International Bank Limited; Merrill Lynch Investment Services Limited; Merrill Lynch Investments Limited; Merrill Lynch Limited; Merrill Lynch Nominees Limited; Benson Nominees Limited; C.P.W. Limited; Capital Markets; Chetwynd Nominees Limited; Citygate Nominees Limited; and CLO Funding Limited.

      Set forth below is a list of each executive officer and director of Fund Asset Management, L.P. ("FAM") indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since July 1, 1997 for his, her or its own account or in the capacity of director, officer, partner or trustee.

                                              POSITIONS WITH             OTHER SUBSTANTIAL BUSINESS, PROFESSION,
 NAME                                              FAM                            VOCATION OR EMPLOYMENT
 ----                                       -----------------          -------------------------------------------
 ML & Co.  . . . . . . . . . . . . .    Limited Partner             Financial Services Holding Company;
                                                                    Limited Partner of Merrill Lynch Asset
                                                                    Management, L.P. ("MLAM")

 Princeton Services  . . . . . . . .    General Partner             General Partner of MLAM

 Jeffrey M. Peek . . . . . . . . . .    President                   President of MLAM; President and Director of
                                                                    Princeton Services; Executive Vice President of
                                                                    ML & Co.; Managing Director and Co-Head of the
                                                                    Investment Banking Division of Merrill Lynch in
                                                                    1997.

 Terry K. Glenn  . . . . . . . . . .    Executive Vice              Executive Vice President of MLAM; Executive
                                            President               Vice President and Director of Princeton
                                                                    Services; President and Director of Princeton
                                                                    Funds Distributor, Inc. ("PFD"); Director of FDS;
                                                                    President of Princeton Administrators.

 Gregory A. Bundy  . . . . . . . . .    Chief Operating Officer     Chief Operating Officer and Managing Director
                                            and Managing            of MLAM; Chief Operating Officer and Director of
                                            Director                Princeton Services; Co-CEO of Merrill Lynch
                                                                    Australia from 1997 to 1999.

 Donald C. Burke . . . . . . . . . .    Senior Vice President,      Senior Vice President and Treasurer of MLAM
                                            Treasurer and           since 1999; Senior Vice President and Treasurer
                                            Director of             of Princeton Services; Vice President
                                            Taxation                of PFD; First Vice President of MLAM from 1997
                                                                    to 1999; Vice President of MLAM from 1990 to 1997.

 Michael G. Clark  . . . . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services; Treasurer and
                                                                    Director of PFD; First Vice President of MLAM from
                                                                    1997 to 1999; Vice President of MLAM from 1996 to 1997.

 Robert C. Doll, Jr. . . . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services; Chief Investment
                                                                    Officer of Oppenheimer Funds, Inc. in 1999 and
                                                                    Executive Vice President thereof from 1991 to 1999.

 Linda L. Federici . . . . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services.

 Vincent R. Giordano . . . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services.

 Michael J. Hennewinkel  . . . . . .    Senior Vice President       Senior Vice President and General Counsel of MLAM;
                                            and General Counsel     Senior Vice President of Princeton Services.

 Philip L. Kirstein  . . . . . . . .    Senior Vice President       Senior Vice President and Secretary of MLAM;
                                            and Secretary           Senior Vice President, Director and Secretary
                                                                    of Princeton Services.

                                              POSITIONS WITH             OTHER SUBSTANTIAL BUSINESS, PROFESSION,
 NAME                                              FAM                            VOCATION OR EMPLOYMENT
 ----                                       -----------------          -------------------------------------------


 Debra W. Landsman-Yaros . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services; Vice
                                                                    President of PFD.

 Stephen M.M. Miller . . . . . . . .    Senior Vice President       Executive Vice President of Princeton
                                                                    Administrators; Senior Vice President
                                                                    of Princeton Services.

 Joseph T. Monagle, Jr.  . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services.

 Brian A. Murdock  . . . . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services.

 Gregory D. Upah . . . . . . . . . .    Senior Vice President       Senior Vice President of MLAM; Senior Vice
                                                                    President of Princeton Services.



      Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the following two paragraphs, and Messrs. Doll, Giordano, and Monagle are officers of one or more of such companies.

      FAM, located at P.O. Box 9011, Princeton, New Jersey 08543-9011, an affiliate of the Investment Adviser, acts as the investment adviser for the following open-end registered investment companies: CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., Financial Institutions Series Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Corporate High Yield Fund, Inc., Merrill Lynch Emerging Tigers Fund, Inc., Merrill Lynch Federal Securities Trust, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Large Cap Series Funds, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Premier Growth Fund, Inc., Merrill Lynch Special Value Fund, Inc., Merrill Lynch World Income Fund, Inc. and The Municipal Fund Accumulation Program, Inc.; and the following closed-end investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Debt Strategies Fund, Inc., Debt Strategies Fund II, Inc., Debt Strategies Fund III, Inc., Income Opportunities Fund 2000, Inc., Merrill Lynch Municipal Strategy Fund, Inc., MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings Fund II, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings California Insured Fund II, Inc., MuniHoldings California

Insured Fund III, Inc., MuniHoldings California Insured Fund IV, Inc., MuniHoldings California Insured Fund V, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Florida Insured Fund II, MuniHoldings Florida Insured Fund III, MuniHoldings Florida Insured Fund IV, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings Insured Fund III, Inc., MuniHoldings Insured Fund IV, Inc., MuniHoldings Michigan Insured Fund, Inc., MuniHoldings Michigan Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New Jersey Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund III, Inc., MuniHoldings New Jersey Insured Fund IV, Inc., MuniHoldings New York Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniHoldings New York Insured Fund II, Inc., MuniHoldings New York Insured Fund III, Inc., MuniHoldings New York Insured Fund IV, Inc., MuniHoldings Pennsylvania Insured Fund, MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniVest Florida Fund, MuniVest Michigan Insured Fund, Inc., MuniVest New Jersey Fund, Inc., MuniVest Pennsylvania Insured Fund, MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield New York Insured Fund II, Inc., MuniYield Pennsylvania Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Senior High Income Portfolio, Inc., and Worldwide DollarVest Fund, Inc.

      MLAM, located at P.O. Box 9011, Princeton, New Jersey 08543-9011, an affiliate of the Investment Adviser, acts as investment adviser for the following open-end registered investment companies: Merrill Lynch Adjustable Rate Securities Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Merrill Lynch Asset Builder Program, Inc., Merrill Lynch Asset Growth Fund, Inc., Merrill Lynch Asset Income Fund, Inc., Merrill Lynch Capital Fund, Inc., Merrill Lynch Convertible Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global Holdings, Inc., Merrill Lynch Global Resources Trust, Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Utility Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Intermediate Government Bond Fund, Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Middle East/Africa Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Estate Fund, Inc., Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Strategic Dividend Fund, Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utility Income Fund, Inc., Merrill Lynch Variable Series Funds, Inc. and Hotchkis and Wiley Funds (advised by Hotchkis and Wiley, a division of MLAM); and for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc. MLAM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

      Mercury Asset Management International, Ltd., an affiliate of MLAM, acts as the investment adviser or sub-adviser for the following open-end registered investment companies: Mercury Master Global Balanced Portfolio of Mercury Asset Management Master Trust (the "Trust"); Mercury Master Gold and Mining Portfolio of the Trust; Mercury Master International Portfolio of the Trust; Mercury Master Pan-European Growth Portfolio of the Trust; Mercury Master U.S. Large Cap Portfolio of the Trust; Mercury Master U.S. Small Cap Growth Portfolio of the Trust and Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc.

ITEM 27. - PRINCIPAL UNDERWRITERS.

      (a) Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc. ("MFD") acts as placement agent for the Registrant and as principal underwriter for each of the following open-end investment companies:


      Mercury Global Balanced Fund of Mercury Asset Management Funds, Inc.; Mercury Gold and Mining Fund of Mercury Asset Management Funds, Inc.; Mercury International Fund of Mercury Asset Management Funds, Inc.; Mercury Pan-European Growth Fund of Mercury Asset Management Funds, Inc.; Mercury U.S. Large Cap Fund of Mercury Asset Management Funds, Inc.; Mercury U.S. Small Cap Growth Fund of Mercury Asset Management Funds, Inc.; Summit Cash Reserves Fund of Financial Institutions Series Trust; Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc.


      A separate division of Princeton Funds Distributor, Inc. acts as the principal underwriter for a number of other investment companies.


      (b) Set forth below is information concerning each director and officer of MFD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Crook, Breen, Fatseas, and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.



                                                                (2)                                (3)
  (1)                                                      POSITIONS AND                      POSITIONS AND
 NAME                                                    OFFICES WITH MFD                OFFICES WITH REGISTRANT
- -------                                             ------------------------       -------------------------------
Terry K. Glenn....................................  President and Director         President and Director

Michael G. Clark..................................  Treasurer and Director         None

Thomas J. Verage..................................  Director                       None

Robert W. Crook ..................................  Senior Vice President          None

Michael J. Brady..................................  Vice President                 None

William M. Breen..................................  Vice President                 None

Donald C. Burke ..................................  Vice President                 Vice President and Treasurer

James J. Fatseas..................................  Vice President                 None

Debra W. Landsman-Yaros ..........................  Vice President                 None

Michelle T. Lau ..................................  Vice President                 None

Salvatore Venezia ................................  Vice President                 None

William Wasel ....................................  Vice President                 None

Robert Harris ....................................  Secretary                      None


ITEM 28. - LOCATION OF ACCOUNTS AND RECORDS.

      All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of:

             (1) the registrant, Mercury Asset Management Master Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536;

             (2) the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109;


             (3) the investment adviser, Mercury Asset Management International Ltd., 33 King William Street, London EC4R 9AS, England; and


             (4) the sub-adviser, Fund Asset Management, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

ITEM 29. - MANAGEMENT SERVICES.


      Other than as set forth under the caption "Management, Organization, and Capital Structure" in Part A of the Registration Statement and under "Investment Advisory and Other Services" in Part B of the Registration Statement, the Registrant is not party to any management-related service contract.


ITEM 30. - UNDERTAKINGS.

      None.

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 3rd day of March, 2000.

                                       MERCURY ASSET MANAGEMENT MASTER TRUST
                                       (Registrant)

                                       By:   /s/ Terry K. Glenn
                                            --------------------------------
                                            (Terry K. Glenn,
                                             Executive Vice President)

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER       DESCRIPTION
 ------       -----------


   10    --   Consent of Deloitte & Touche LLP, independent auditors for the
              Registrant.

   16    --   Form of Code of Ethics.